Exhibit 10.10
Performance-Based

FORBES ENERGY SERVICES LTD.
2017 MANAGEMENT INCENTIVE PLAN

Restricted Stock Unit Award Agreement
Forbes Energy Services Ltd., a Texas corporation (the "Company") hereby grants you, __________________ ("Participant"), Restricted Stock Units (the "RSUs") in the Company pursuant to this Restricted Stock Unit Award Agreement (this "Award Agreement") and subject to the terms of the Forbes Energy Services Ltd. 2017 Management Incentive Plan (the "Plan"). Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as defined in the Plan.

Name and Address of Participant:
Date of Grant:
Number of RSUs:
Vesting Commencement Date:

1.    Vesting and Risk of Forfeiture.
(a)    Vesting Schedule. The RSUs shall vest (if at all) in accordance with EXHIBIT A attached hereto (the "Vesting Schedule").
(b)    Risk of Forfeiture. The RSUs shall be subject to a risk of forfeiture until such time as the risk of forfeiture lapses at vesting in accordance with the Vesting Schedule. Except as otherwise provided in the employment agreement by and between Participant and the Company or a subsidiary of the Company and as set forth on Exhibit A, all or any portion of the RSUs subject to a risk of forfeiture shall immediately and automatically be forfeited and terminated upon the first day Participant fails to provide continuous service to the Company as a Service Provider, and the Company shall make no payment to Participant, cash or otherwise, for any unvested RSUs that are forfeited. Additionally, all of the RSUs subject to this Award Agreement shall immediately be forfeited if Participant fails to fully satisfy Section 3(b) of this Award Agreement as determined by the Committee. The Company shall make no payment to Participant, cash or otherwise, for any RSUs that are forfeited.
2.    Settlement of RSUs into Shares. Subject to the terms of this Award Agreement, with respect to the RSUs that become nonforfeitable at vesting pursuant to the Vesting Schedule, each RSU that becomes nonforfeitable shall automatically be converted into one Share of the Company's

Common Stock. The Company will issue to Participant the shares of Common Stock underlying the vested RSUs on the later of (i) the vesting date of such vested RSUs and (ii) the date elected by Participant pursuant to a deferred compensation agreement, if any. Notwithstanding the foregoing or anything in this Award Agreement to the contrary, the Company may, with the approval of Participant, convert all or a portion of the RSUs into cash instead of the Company's Common Stock. To the extent any RSUs are converted in cash, such RSUs shall convert into the cash equivalent on the date of conversion of the Common Stock of the Company that Participant would have received but for the conversion of such RSUs into cash.
3.    Taxes. Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of Participant’s receipt of, vesting in, or settlement of, the RSUs.
(a)    Representations. Participant has reviewed with his or her own tax advisors the tax consequences of this Award Agreement and the RSUs granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant hereby acknowledges and understands that, subject to Section 3(b), he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Award Agreement and the RSUs granted hereunder.
(b)    Payment of Withholding Taxes. Participant shall make appropriate arrangements with the Company for the satisfaction of all U.S. Federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any RSUs upon vesting or that settle in Shares of Common Stock in accordance with Section 2, as applicable. The Administrator shall have the sole authority to determine whether a "net withholding" may be permitted or is required for purposes of Participant satisfying his or her obligations under this Section 3(b); provided, however, Participant may elect to have the Company withhold from the Shares to be issued upon settlement of a RSU that number of Shares having a Fair Market Value equal to or less than the maximum statutory income tax withholding rate for the applicable jurisdiction if, at the time any income tax withholding is due, there are any legal or contractual restrictions on the ability of the Participant to sell such Shares in the public market as may be necessary to fund the required withholding requirements. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of income tax to be withheld is to be determined, and all elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable. Satisfaction of all U.S. Federal, state, local and non-U.S. income and employment tax withholding requirements applicable upon settlement of any RSU that is settled in cash shall be satisfied by withholding from the cash otherwise payable the amount of such withholding obligation. Participant hereby acknowledges his or her understanding that the Company's obligations under this Award Agreement are fully contingent on Participant first satisfying this Section 3(b). Therefore, a failure of Participant to reasonably satisfy this Section 3 in accordance with the provisions hereof shall result in the automatic termination and expiration of this Award Agreement and the Company's obligations hereunder. Participant hereby agrees that a breach of this Section 3(b) shall be deemed to be a material breach of this Award Agreement.

(c)    Application of Section 409A. Notwithstanding any other provision in the Plan or this Award Agreement to the contrary, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Award Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate for the RSUs to comply with Section 409A.
4.    Transferability of RSUs. The RSUs may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Participant may designate one or more beneficiaries of Participant's RSUs in the event of Participant's death on a beneficiary designation form provided by the Committee. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of Participant.
5.    Rights as a Shareholder of the Company. Participant's receipt of the grant of RSUs pursuant to this Award Agreement shall provide and confer no rights or status as a shareholder of the Company unless and until such time the RSUs are settled in Shares of Common Stock in accordance with Section 2 of this Award Agreement.
6.    Legality of Initial Issuance. No Shares of Common Stock shall be issued in accordance with Section 2 of this Award Agreement unless and until the Committee has determined that: (i) the Company and Participant have taken all actions required to register the Shares of Common Stock under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares of Common Stock are listed have been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other applicable law has been satisfied.
7.    General Provisions.
(a)    Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the U.S. Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed in accordance with the following:

If to Participant:	If to Company:

_____________	Forbes Energy Services Ltd.
_____________	3000 South Business Highway 281
_____________	Alice, Texas 78332

(b)    Spousal Consent. To the extent Participant is married, Participant agrees to (i) provide Participant's spouse with a copy of this Award Agreement prior to its execution by Participant and (ii) obtain such spouse’s consent to this Award Agreement as evidenced by such spouse’s execution of the Spousal Consent attached hereto as EXHIBIT B.

(c)    Successors and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.
(d)    No Assignment. Except as otherwise provided in this Award Agreement, Participant shall not assign any of his rights under this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Award Agreement, but no such assignment shall release the Company of any obligations pursuant to this Award Agreement.
(e)    Severability. The validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.
(f)    Amendment. Any provision of this Award Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the parties hereto.
(g)    Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Plan or this Award Agreement shall be final, conclusive and binding on Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the RSUs hereunder shall be submitted by Participant to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.
(h)    Headings. The section headings in this Award Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Award Agreement or of any particular section.
(i)    Counterparts. This Award Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and deliver of this Award Agreement by that party.
(j)    Entire Agreement; Governing Law. The provisions of the Plan are incorporated herein by reference. Except as otherwise provided herein, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement is governed by the laws of the State of Texas applicable to contracts executed in and to be performed in that state.
8.    No Guarantee of Service Provider Status. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RSUs PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUOUS SERVICE AS A SERVICE PROVIDER AND

AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED RSUs OR ACQUIRING COMMON STOCK HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE RIGHT GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THIS AWARD AGREEMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S/AFFILIATE’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
9.    Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.
[SIGNATURES ON NEXT PAGE]

Your signature below indicates your agreement, understanding and acceptance that the RSUs are subject to all of the terms and conditions contained in this Award Agreement and the Plan. Please be sure to read all of the provisions of this Award Agreement and the Plan, which contains the specific terms and conditions of the RSUs, copies of which you hereby acknowledge having received.

FORBES ENERGY SERVICES LTD.	PARTICIPANT

By:
Signature
Its:

Dated:	Print Name

Dated:

EXHIBIT A

FORBES ENERGY SERVICES LTD.
2017 MANAGEMENT INCENTIVE PLAN
Restricted Stock Unit Award Agreement
If and to the extent provided in an employment agreement between the Participant and the Company a “pro rata portion” of the RSUs subject to this Award Agreement shall remain outstanding until the end of the performance period set forth on this Exhibit A (or, if earlier, until the occurrence of a Change in Control as defined in the employment agreement between Participant and the Company or a subsidiary of the Company) and shall vest or not based on the actual performance for the performance period set forth on this Exhibit A or, if applicable, upon the Change in Control as provided in Section 8(d)(i) of the employment between Participant and the Company or a subsidiary of the Company.

For purposes of this Award Agreement, the “pro rata portion” of the RSUs shall be the amount calculated by multiplying the full amount determined based on the Company’s achievement of the performance criteria set forth on this Exhibit A for the full performance period set forth on this Exhibit A by a fraction, the numerator of which is the number of days of such performance period through Participant’s termination of employment and the denominator of which is the number of days of such performance period.

[Insert Performance Measures].

EXHIBIT B

FORBES ENERGY SERVICES LTD.
2017 MANAGEMENT INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT
Spousal Consent
I, the undersigned, hereby certify that:
1.     I am the spouse of __________________.
2.    Each of the undersigned and the undersigned’s spouse is a resident of __________________.
3.    I have read the Forbes Energy Services Ltd. 2017 Management Incentive Plan (the "Plan") and the Restricted Stock Unit Award Agreement (the "Award Agreement"), by and between Forbes Energy Services Ltd. (the "Company"), and my spouse. I have had the opportunity to consult independent legal counsel regarding the contents of the Award Agreement. I further understand that capitalized terms used herein but not defined herein have the meanings set forth in the Award Agreement and the Plan.
4.    I understand the terms and conditions of the Award Agreement and the Plan.
5.    I hereby consent to the terms of the Award Agreement and the Plan and to their application to and binding effect upon any community property or other interest I may have in the RSUs (it being understood that this Spousal Consent shall in no way be construed to create any such interest). I agree that I will take no action at any time to hinder the operation of the transactions contemplated in and by the Award Agreement and the Plan.
IN WITNESS WHEREOF, this Spousal Consent has been executed as of ______________.

Name:
[Signature]

[Print Name]

Spouse of: